Exhibit 99.1

CBAK Energy Reports Full Year of 2024 Unaudited Financial Results

DALIAN, China, March 17, 2024 /PRNewswire/ -- CBAK Energy Technology, Inc. (NASDAQ: CBAT) (“CBAK Energy,” or the “Company”) a leading lithium-ion battery manufacturer and electric energy solution provider in China, today reported its unaudited financial results for the full year of 2024 ended December 31, 2024.

Full Year of 2024 Financial Highlights

●	Net revenues from sales of batteries were $136.59 million, an increase of 2.7% from $132.99 million in the same period of 2023.

-	Net revenues from batteries used in light electric vehicles were $10.32 million, an increase of 84% from $5.61 million in the same period of 2023.

-	Net revenues from batteries used in electric vehicles were $1.68 million, a decrease of 41.67% from $2.88 million in the same period of 2023.

-	Net revenues from residential energy supply & uninterruptible supplies were $124.59 million, an increase of 0.1% from $124.5 million in the same period of 2023.

●	Gross margin for the battery business was 31.5%, an increase of 7.7 percentage points from 23.8% in the same period of 2023.

●	Net income from the battery business was $19.43 million, an increase of 39.08% from $13.97 million in the same period of 2023.

Zhiguang Hu, Chief Executive Officer of the Company, stated, “We are pleased to announce a 36.33% increase in gross profit for our battery segment, reaching US$43.05 million. The gross profit margin also expanded significantly to 31.5%. Even more impressively, net income for the battery segment rose to $19.43 million in 2024, reflecting a substantial growth of 39.08%. These exceptional results are particularly noteworthy as they surpass those of many industry competitors, including leading Chinese battery manufacturers, despite the prevailing challenges and downturn in the broader new energy sector. Furthermore, with demand for our Model 32140 exceeding supply, we are actively expanding production capacity to meet this surge. Looking ahead, we are confident in our ability to sustain profitability in the battery segment for the coming year.”

Jiewei Li, Chief Financial Officer and Secretary of the Board, commented, “While Mr. Hu highlighted the strong performance of our battery segment, our consolidated financial results also showed a remarkable turnaround—from a net loss in 2023 to a net income attributable to shareholders of CBAK Energy of US$11.79 million in 2024. This was achieved despite a modest decline in consolidated net revenues to US$176.61 million, primarily due to the performance of our raw materials production segment, Hitrans. Notably, even with lower consolidated net revenues, we delivered a gross profit margin of 23.65%, representing a significant improvement of 8.13 percentage points compared to last year. These results underscore the robust profitability of our battery segment. We remain confident that the continued growth of this segment will further enhance our consolidated financial performance. Additionally, having fully met all financial obligations to Hitrans, and given that Hitrans’ products are not integrated into our supply chain, its financial performance does not materially impact our business, this is why we have focused on reporting the metrics of our battery segment.”

Full Year of 2024 Financial Results

Net revenues1 were $176.61 million, representing a decrease of 13.61% compared to $204.44 million in the same period of 2023. This decrease was mainly caused by the decrease of net revenues of Hitrans, our acquired raw materials production unit.

Among these revenues, detailed revenues from our battery business are:

Battery Business	2023 Full Year	2024 Full Year	% Change YoY
Net Revenues ($)	132,993,518	136,588,803	2.7
Gross Profits ($)	31,580,168	43,052,991	36.3
Gross Margin	23.75%	31.5%	-
Net Income ($)	13,962,215	19,430,769	39.2
Net Revenues from Battery Business on Applications ($)
Electric Vehicles	2,883,385	1,681,651	-41.7
Light Electric Vehicles	5,607,435	10,319,176	84.0
Residential Energy Supply & Uninterruptable supplies	124,502,698	124,587,976	0.1
Total	132,993,518	136,588,803	2.7

[1]	Net revenues consist of the Company’s self-operated battery business and Hitrans, which was acquired in 2021, an independently managed raw materials business.

Cost of revenues was $134.84 million, representing a decrease of 21.9% from $172.71 million in the same period of 2023. The decrease in the cost of revenues corresponds to the Company’s higher gross profit from the battery business.

Gross profit was $41.75 million, representing an increase of 31.68% from $31.72 million in the same period of 2023. Gross margin was 23.7%, compared to 15.5% in the same period of 2023.

Operating income amounted to $8.79 million, compared to an operating loss of $7.25 million in the same period of 2023.

Net income attributable to shareholders of CBAK Energy was $11.79 million, compared to net loss attributable to shareholders of CBAK Energy of $2.45 million in the same period of 2023.

Basic and diluted income per share were both $0.13, compared to basic and diluted loss per share of $0.03 in 2023.

Conference Call

CBAK Energy’s management will host an earnings conference call at 8:00 AM U.S. Eastern Time on Monday, March 17, 2025 (8:00 PM Beijing/Hong Kong Time on March 17, 2025).

For participants who wish to join our call online, please visit:

https://edge.media-server.com/mmc/p/wwi4b3cb

Participants who plan to ask questions during the call will need to register at least 15 minutes prior to the scheduled call start time using the link provided below. Upon registration, participants will receive the conference call access information, including dial-in numbers, a unique pin, and an email with detailed instructions.

Participant Online Registration:

https://register.vevent.com/register/BI71c592a6d5ad484abebbdb4a1710f229

Once completing the registration, please dial-in at least 10 minutes before the scheduled start time of the conference call and enter the personal pin as instructed to connect to the call.

A replay of the conference call may be accessed within seven days after the conclusion of the live call at the following website: https://edge.media-server.com/mmc/p/wwi4b3cb

The earnings release and the link for the replay are available at ir.cbak.com.cn

About CBAK Energy

CBAK Energy Technology, Inc. (NASDAQ: CBAT) is a leading high-tech enterprise in China engaged in the development, manufacturing, and sales of new energy high power lithium and sodium batteries, as well as the production of raw materials for use in manufacturing high power lithium batteries. The applications of the Company’s products and solutions include electric vehicles, light electric vehicles, energy storage and other high-power applications. In January 2006, CBAK Energy became the first lithium battery manufacturer in China listed on the Nasdaq Stock Market. CBAK Energy has multiple operating subsidiaries in Dalian, Nanjing, Shaoxing and Shangqiu, as well as a large-scale R&D and production base in Dalian.

For more information, please visit ir.cbak.com.cn

Safe Harbor Statement

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements.

Any forward-looking statements contained in this press release are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: significant legal and operational risks associated with having substantially all of our business operations in China, that the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless, the effects of the global Covid-19 pandemic or other health epidemics, changes in domestic and foreign laws, regulations and taxes, the volatility of the securities markets; and other risks including, but not limited to, the ability of the Company to meet its contractual obligations, the uncertain markets for the Company’s products and business, macroeconomic, technological, regulatory, or other factors affecting the profitability of our products and solutions that we discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K as well as in our other reports filed or furnished from time to time with the SEC. You should read these factors and the other cautionary statements made in this press release. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

For further inquiries, please contact:

In China:

CBAK Energy Technology, Inc.
Investor Relations Department
Email: ir@cbak.com.cn

CBAK Energy Technology, Inc. and Subsidiaries

Condensed consolidated Balance Sheets

As of December 31, 2023 and 2024

(Unaudited)

(In US$ except for number of shares)

	December 31, 2023	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$4,643,267	$6,724,360
Pledged deposits	54,179,549	54,061,642
Term deposits	-	4,237,090
Trade and bills receivable, net	28,653,047	32,938,918
Inventories	33,413,422	22,851,027
Prepayments and other receivables	7,459,254	20,004,966
Receivables from former subsidiary	74,946	12,399
Income tax recoverable	-	566,458
Total current assets	128,423,485	141,396,860

Property, plant and equipment, net	91,628,832	85,486,829
Construction in progress	37,797,862	42,526,859
Long-term investments, net	2,565,005	2,246,494
Prepaid land use rights	11,712,704	11,075,973
Intangible assets, net	841,360	382,962
Deposit paid for acquisition of long-term investments	7,101,492	15,864,318
Operating lease right-of-use assets, net	1,084,520	3,237,849
Total assets	$281,155,260	$302,218,144

Liabilities
Current liabilities
Trade and bills payable	$82,429,575	84,724,386
Short-term bank borrowings	32,587,676	26,087,350
Other short-term loans	339,552	335,715
Accrued expenses and other payables	41,992,540	58,285,635
Payable to a former subsidiary, net	411,111	419,849
Deferred government grants, current	375,375	556,214
Product warranty provisions	23,870	23,426
Operating lease liability, current	691,992	1,268,405
Finance lease liability, current	1,643,864	-

Total current liabilities	160,495,555	171,700,980

Deferred government grants, non-current	6,203,488	7,580,255
Product warranty provisions	522,574	420,688
Operating lease liability, non-current	475,302	2,449,056
Total liabilities	167,696,919	182,150,979

Commitments and contingencies

Shareholders’ equity
Common stock $0.001 par value; 500,000,000 authorized; 90,063,396 issued and 89,910,190 outstanding as of December 31, 2023; and 90,083,396 issued and 89,910,190 outstanding as of December 31, 2024	90,063	90,083
Donated shares	14,101,689	14,101,689
Additional paid-in capital	247,465,817	247,842,445
Statutory reserves	1,230,511	1,230,511
Accumulated deficit	(134,395,762)	(122,605,730)
Accumulated other comprehensive loss	(11,601,403)	(14,919,345)
	116,890,915	125,739,653

Less: Treasury shares	(4,066,610)	(4,066,610)

Total shareholders’ equity	112,824,305	121,673,043
Non-controlling interests	634,036	(1,605,878)
Total equity	113,458,341	120,067,165

Total liabilities and shareholder’s equity	$281,155,260	$302,218,144

 CBAK Energy Technology, Inc. and Subsidiaries

Condensed consolidated Statements of Operations and Comprehensive Income (Loss)

For the years ended December 31, 2023 and 2024

(Unaudited)

(In US$ except for number of shares)

	Year ended	Year ended
	December 31, 2023	December 31, 2024
Net revenues	$204,438,365	$176,614,609
Cost of revenues	(172,714,042)	(134,839,364)
Gross profit	31,724,323	41,775,245
Operating expenses:
Research and development expenses	(11,928,070)	(13,010,082)
Sales and marketing expenses	(4,903,926)	(5,197,888)
General and administrative expenses	(13,789,108)	(13,947,727)
Impairment charge on long-lived assets	(7,070,236)	(475,220)
Provision for expected credit losses and bad debts written off	(1,284,795)	(356,179)
Total operating expenses	(38,976,135)	(32,987,096)
Operating (loss) income	(7,251,812)	8,788,149
Finance income, net	432,900	1,283,090
Other income, net	3,023,238	1,045,552
Impairment charges on equity investee	(2,366,080)	-
Share of loss of equity investee	(27,428)	(18,777)
Gain on disposal on equity investee	-	45,749
Changes in fair value of warrants liability	136,000	-
Loss (income) before income tax	(6,053,182)	11,143,763
Income tax expenses, net	(2,486,145)	(1,558,613)
Net (loss) income	(8,539,327)	9,585,150
Less: Net loss attributable to non-controlling interests	6,090,270	2,204,882
Net (loss) income attributable to shareholders of CBAK Energy Technology, Inc.	$(2,449,057)	$11,790,032

Net (loss) income	(8,539,327)	9,585,150
Other comprehensive loss
– Foreign currency translation adjustment	(3,606,576)	(3,352,974)
Comprehensive (loss) income	(12,145,903)	6,232,176
Less: Comprehensive loss attributable to non-controlling interests	6,249,087	2,229,934
Comprehensive (loss) income attributable to CBAK Energy Technology, Inc.	$(5,896,816)	$8,462,110

(Loss) income per share
– Basic	$(0.03)	$0.14
– Diluted	$(0.03)	$0.14

Weighted average number of shares of common stock:
– Basic	89,252,085	89,928,357
– Diluted	89,252,085	90,158,312

5